Exhibit 99.1

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News Release

For release Monday, May 13, 2019 at 1:05 p.m. PT

Inpixon Reports First Quarter 2019 Financial Results and Provides Corporate Update

Conference Call To Be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif. – Inpixon (NASDAQ: INPX), a leading indoor positioning and data analytics company, today reported financial results for the first quarter ended March 31, 2019 and provided an update on corporate developments.

First Quarter 2019 Financial Highlights:

•	2019 Q1 revenue of $1.4 million
•	2019 Q1 gross margin of 75%
•	2019 Q1 GAAP net loss of $1.42 per share
•	2019 Q1 Proforma Non-GAAP net loss[1] of $0.71 per share
•	2019 Q1 Non-GAAP Adjusted EBITDA[1] loss of $2.6 million

“I am very pleased with our accomplishments in the first quarter of 2019. This is the third quarter in a row that our company has reported quarter-over-quarter sequential revenue growth,” said Nadir Ali, CEO of Inpixon. “Our efforts are now exclusively focused on the IPA business. This is a rapidly growing industry (Marketsandmarkets forecasts 42% CAGR over the 2017-2022 period) with higher margins than our legacy business. Based on our growing sales pipeline, continued channel partner momentum, on-going conversations with customers and other strategic initiatives, we expect the growth will continue in 2019. In addition, we are offering lower cost entry point solutions to our customers, such as the Inpixon IPA Pod, which will expand the application of our products into more customer verticals and use cases. I am very excited about our results for the first quarter of 2019 and what it reflects about our growth momentum. We not only delivered a significant increase in both revenue and gross profit relative to the comparable period in the prior year, we also significantly increased our gross profit margin percentage and decreased our net loss,” Mr. Ali concluded.

First Quarter 2019 Financial Results

Revenues: Total revenues for the three months ended March 31, 2019 were $1.4 million compared to $849,000 for the comparable period in the prior year for an increase of $551,000, or approximately 65%. Revenues increased in the first quarter of 2019 over the prior period due to an increase in our IPA revenues resulting from an increased focus on our IPA product line.

Gross Profit: Gross profit for the quarter ended March 31, 2019 was $1.0 million, compared to $584,000 for the comparable period in 2018. The gross profit margin for the three months ended March 31, 2019 was 75% compared to 69% for the three months ended March 31, 2018. This increase in margin is primarily due to the increase in higher margin IPA revenue during the three months ended March 31, 2019.

GAAP Net Loss: GAAP Net Loss attributable to the stockholders of Inpixon for the three months ended March 31, 2019 was $5.2 million compared to $6.2 million for the prior year period. This lower loss of $1.0 million was primarily attributable to higher margin IPA revenue and the $1.7 million loss from deconsolidated operations of the spin-off of Sysorex during the three months ended March 31, 2018. GAAP net loss per share for the quarter ended March 31, 2019 was ($1.42), compared to a net loss per share of ($73.88) for the comparable period in 2018.

Non-GAAP Net Loss: Pro-forma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2019 was ($0.71) compared to a loss of ($49.45) per share for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one-time charges including gain or loss on the settlement of obligations, gain on earnout, acquisition costs, provision for doubtful accounts and the costs associated with public offerings.

Non-GAAP adjusted EBITDA1: Adjusted EBITDA for the three months ended March 31, 2019 was a loss of $2.6 million compared to a loss of $3.4 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, and depreciation and amortization plus adjustments for deemed dividends and other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

First Quarter 2019 Business Highlights and Recent Developments

•	Inpixon announced that its Shoom advertising services business unit has surpassed 126 million ads in its Shoom Advertising Information Network (SAIN) eTearSheets solution.
•	Inpixon announced its IPA Sensor 4000 was selected to be used in connection with the development of a “Smart School” safety network solution intended to equip schools and campuses with situational awareness and communication technologies that can enhance safety to create a more optimal learning environment.
•	Inpixon announced the closing of an oversubscribed rights offering with gross proceeds of $12.0 million.
•	Inpixon announced a collaboration with SAS to deliver advanced analytics for Internet of Things (IoT).
•	Inpixon announced it has entered into a two-way reseller arrangement with Aislelabs, a leading provider of Wi-Fi location-based marketing and analytics solutions.
•	Inpixon announced that the company has been recognized by Gartner, Inc., an independent research firm, in the 2019 Gartner Magic Quadrant for Indoor Location Services, Global report.
•	Inpixon announced the release of the Indoor Positioning Analytics (IPA) Connector for IBM® MaaS360® with Watson™.
•	Inpixon announced it has joined the VMware Technology Alliance Partner (TAP) program as a Standard level partner and that Inpixon’s IPA AirWatch Connector and resources are in the VMware Solution Exchange.
•	Inpixon announced it has received a Notice of Allowance from the U.S. Patent and Trademark Office allowing its patent application covering techniques to expedite joins of large database tables.
•	Inpixon announced it has hired Andrew Chapman as VP Sales, Retail & Entertainment.
•	Inpixon announced it has signed a non-binding term sheet to acquire Locality Systems (“Locality”), a technology company based near Vancouver, Canada, specializing in wireless device positioning and radio frequency (RF) augmentation of video surveillance systems.

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release, and are subject to change. Please refer to Inpixon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which will be filed with the U.S. Securities and Exchange Commission on or about May 14, 2019.

Conference Call Information

Management will host a conference call on Monday, May 13, 2019 at 4:30 p.m. Eastern Time to review financial results and corporate highlights and to provide an update on developments. Following management’s formal remarks, there will be a question and answer session with equity analysts.

To listen to the conference call, interested parties within the U.S. should dial 1-844-824-3831. International callers should dial +1-412-317-5141. All callers should ask for the Inpixon conference call. The conference call will also be available through a live webcast, which can be accessed at https://services.choruscall.com/links/inpx190515.html or via the Investor section of Inpixon’s website at http://client.irwebkit.com/inpixon/events.

A replay of the call will be available approximately one hour after the end of the call through June 13, 2019. The replay can be accessed via Inpixon’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10131469.

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About Inpixon

Inpixon (Nasdaq: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon IPA Sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, the completion of strategic transactions including the acquisition of Locality, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP””) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, gain on earnout, acquisition costs, provision for doubtful accounts, and costs associated with public offerings.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Contact

Inpixon Investor Relations:

CORE IR

Scott Arnold, Managing Director

+1 516-222-2560

www.coreir.com

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INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value data)

	As of
	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$3,830	$1,008
Accounts receivable, net	1,748	1,280
Notes and other receivables	68	4
Inventory	698	568
Prepaid assets and other current assets	436	496
Total Current Assets	6,780	3,356

Property and equipment, net	133	202
Operating lease right-of-use asset, net	563	-
Software development costs, net	1,705	1,690
Intangible assets, net	3,697	4,509
Loan to related party	7,026	2,204
Other assets	218	217
Total Assets	$20,122	$12,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,118	$1,129
Accrued liabilities	1,281	1,792
Operating lease obligation	331	-
Deferred revenue	173	234
Short-term debt	3,970	4,127

Total Current Liabilities	6,873	7,282

Long Term Liabilities
Long-term debt	73	74
Operating lease obligations, noncurrent	268	-
Other liabilities	-	19

Total Liabilities	7,214	7,375

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible
Preferred Stock - 10,185 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of March 31, 2019 and December 31, 2018, respectively, and Series 5 Convertible
Preferred Stock - 12,000 shares authorized; 1,938 and 0 issued, and 1,938 and 0 outstanding
as of March 31, 2019 and December 31, 2018, respectively.	-	-
Common Stock - $0.001 par value; 250,000,000 shares authorized;
6,987,950 and 1,581,893 issued and 6,987,937 and 1,581,880 outstanding
as of March 31, 2019 and December 31, 2018, respectively.	7	2
Additional paid-in capital	136,482	123,224
Treasury stock, at cost, 13 shares	(695)	(695)
Accumulated other comprehensive income	18	26
Accumulated deficit (excluding $2,442 reclassified to
additional paid in capital in quasi-reorganization)	(122,917)	(117,772)
Stockholders’ Equity Attributable to Inpixon	12,895	4,785

Non-controlling interest	13	18

Total Stockholders' Equity	12,908	4,803

Total Liabilities and Stockholders’ Equity	$20,122	$12,178

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2019	2018
	(Unaudited)

Revenues	1,363	849
Cost of Revenues	337	265

Gross Profit	1,026	584

Operating Expenses
Research and development	956	271
Sales and marketing	633	333
General and administrative	3,351	2,940
Acquisition related costs	137	16
Amortization of intangibles	812	804
Total Operating Expenses	5,889	4,364

Loss from Operations	(4,863)	(3,780)

Other Income (Expense)
Interest expense	(356)	(822)
Change in fair value of derivative liability	-	48
Gain on the sale of Sysorex Arabia	-	23
Other income/(expense)	69	(1)
Total Other Income (Expense)	(287)	(752)

Net Loss from Continuing Operations	(5,150)	(4,532)

Loss from Discontinued Operations, Net of Tax	-	(1,711)

Net Loss	(5,150)	(6,243)

Net Loss Attributable to Non-controlling Interest	(5)	-

Net Loss Attributable to Stockholders of Inpixon	$(5,145)	$(6,243)

Deemed dividend to preferred stockholders	-	(1,508)
Deemed dividend for triggering of warrant down round feature	(1,250)	-
Net Loss Attributable to Common Stockholders	$(6,395)	$(7,751)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(1.42)	$(57.57)
Loss from discontinued operations	-	(16.31)
Net Loss Per Share - Basic and Diluted	$(1.42)	$(73.88)

Weighted Average Shares Outstanding
Basic and Diluted	4,495,536	104,915

Comprehensive Loss
Net Loss	$(5,150)	$(6,243)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	(8)	(21)
Comprehensive Loss	$(5,158)	$(6,264)

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended
	March 31,
	2019	2018
	(Unaudited)
Cash Flows (Used In) From Operating Activities
Net loss	$(5,150)	$(6,243)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	231	513
Amortization of intangible assets	812	1,323
Amortiztation of right of use asset	83	-
Adoption of accounting standards	-	1,288
Stock based compensation	890	286
Amortization of technology	17	17
Change in fair value of derivative liability	-	(48)
Amortization of debt discount	250	417
Provision for doubtful accounts	105	116
Gain on earnout	-	(577)
Gain on the settlement of liabilities	-	(133)
Gain on the sale of Sysorex Arabia	-	(23)
Other	79	-

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(639)	958
Inventory	(130)	(72)
Other current assets	61	(521)
Prepaid licenses and maintenance contracts	-	6,902
Other assets	(100)	-
Accounts payable	(12)	(3,680)
Accrued liabilities	77	(3,272)
Deferred revenue	(62)	(8,220)
Other liabilities	(5)	(7)
Total Adjustments	1,657	(4,733)

Net Cash Used in Operating Activities	(3,493)	(10,976)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(16)	(11)
Investment in capitalized software	(239)	(156)

Net Cash Flows Used in Investing Activities	(255)	(167)

Cash Flows From (Used in) Financing Activities
Net repayments to bank facility	(23)	(1,128)
Net proceeds from issuance of common stock, preferred stock and warrants	10,859	18,944
Repayment of notes payable	(1)	(113)
Advances to related party	(4,909)	-
Repayments from related party	652	-

Net Cash Provided By Financing Activities	6,578	17,703

Effect of Foreign Exchange Rate on Changes on Cash	(8)	(7)

Net Increase in Cash, Cash Equivalents and Restricted Cash	2,822	6,553

Cash, Cash Equivalents and Restricted Cash - Beginning of period	1,148	351

Cash, Cash Equivalents and Restricted Cash - End of period	$3,970	$6,904

Reconciliation of Non-GAAP Financial Measures:

(In thousands)	Three Months Ended March 31,
	2019	2018
Net loss attributable to common stockholders	$(6,395)	$(7,751)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	137	16
Costs associated with public offering	-	81
Gain on the settlement of obligations	-	(133)
Gain on earnout	-	(577)
Gain on the sale of Sysorex Arabia	-	(23)
Change in the fair value of derivative liability	-	(48)
Provison for doubtful accounts	105	116
Severance	-	15
Settlement of litigation	6	-
Deemed dividend to preferred stockholders	-	1,508
Deemed dividend for triggering of warrant down round feature	1,250	-
Stock-based compensation – compensation and related benefits	890	286
Interest expense	356	1,283
Depreciation and amortization	1,043	1,836
Adjusted EBITDA	$(2,608)	$(3,391)

(In thousands, except share data)	Three Months Ended March 31,
	2019	2018
Net loss attributable to common stockholders	$(6,395)	$(7,751)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	137	16
Costs associated with public offering	-	81
Gain on the settlement of obligations	-	(133)
Gain on earnout	-	(577)
Gain on the sale of Sysorex Arabia	-	(23)
Change in the fair value of derivative liability	-	(48)
Provison for doubtful accounts	105	116
Severance	-	15
Settlement of litigation	6	-
Deemed dividend to preferred stockholders	-	1,508
Deemed dividend for triggering of warrant down round feature	1,250	-
Stock-based compensation – compensation and related benefits	890	286
Amortization of intangibles	812	1,322
Proforma non-GAAP net loss	$(3,195)	$(5,188)
Proforma non-GAAP net loss per basic and diluted common share	$(0.71)	$(49.45)
Weighted average basic and diluted common shares outstanding	4,495,536	104,915

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